Exhibit 10.16

September 6, 2006

VIA HAND DELIVERY

Mr. Charles Zwebner

Chief Executive Officer

Yak Communications Inc.

300 Consilium Place, Suite 500

Toronto, Ontario, Canada

Re:	Yak Communications Inc. (the “Company”)

Dear Charles,

It is my understanding that the Company and you have reached an understanding whereby you have agreed to waive your rights and claims to and not to seek any compensation from the Company under the Change of Control provisions of your Employment Agreement with the Company dated as of January 1, 2004 (the “Employment Agreement”) as set forth in Sections 5 and 11 thereof (Section 5 of the Employment Agreement addresses the employment termination provisions; Section 11 – provides definitions for various terms used in Section 5 and elsewhere in the Employment Agreement). The purpose of this letter agreement is to confirm the foregoing understanding.

In consideration of the mutual benefits to be derived from this letter agreement, ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, you hereby irrevocably agree (i) to waive your rights and claims to and not to seek any compensation from the Company under the Change of Control provisions as set forth Sections 5 and 11 of the Employment Agreement and (ii) to release the Company from any present or future obligations to pay such compensation pursuant the same provisions of the Employment Agreement. All other terms and provisions of the Employment Agreement shall remain in full force and effect.

If you are in accord with the terms of this letter agreement, please sign where indicated below and return a signed copy to the undersigned.

Agreed and Acknowledged by:

By:	/s/ Charles Zwebner
Charles Zwebner in his individual capacity

The terms of this letter agreement have been accepted and agreed to as of the date first above written.

Accepted and Agreed to this 8th day of September 2006.

Yak Communications Inc.

By:	/s/ Gary M. Clifford
Name:	Gary M. Clifford
Title:	Chairman of Independent Committee of the Board of Directors

Yak Communications (Canada) Inc. 300 Consilium Place Suite 500 Toronto ON Canada M1H 3G2 T: 416.296.7111 F: 416.279.1437 www.yak.ca.